Exhibit 10.17
LEASE
21624 PERIMETER ROAD, PALM BEACH INTERNATIONAL AIRPORT,
WEST PALM BEACH, FLORIDA
BY AND BETWEEN
CSC APPLIED TECHNOLOGIES, LLC
AS LANDLORD
AND
GULFSTREAM INTERNATIONAL AIRLINES, INC.
AS TENANT
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LEASE
21624 PERIMETER ROAD, PALM BEACH INTERNATIONAL AIRPORT,
WEST PALM BEACH, FLORIDA
TABLE OF CONTENTS

Page

ARTICLE 1 REFERENCE DATA	4
1.1 Defined Terms	4
1.2 Exhibits	6

ARTICLE 2 PREMISES AND TERM	6
2.1 The Premises, Common Areas and Parking	6
2.2 Term	7
2.3 Extension Option	7

ARTICLE 3 RENT	8
3.1 Rent and Additional Rent	8
3.2 Operating Expenses	9

ARTICLE 4 ALTERATIONS	10

ARTICLE 5 LANDLORD’S OBLIGATIONS AND RIGHTS	11
5.1 Services Furnished by Landlord	11
5.2 Repairs and Maintenance	112
5.3 Quiet Enjoyment	112
5.4 Insurance	112
5.5 Changes by Landlord	112
5.6 Access to Premises; Utility Suspension	112
5.7 Failure to Provide Services and Repairs	123
5.8 Inclusion of Costs in Operating Expenses	123

ARTICLE 6 TENANT’S COVENANTS	123
6.1 Payments	123
6.2 Repair and Yield Up	123
6.3 Use	124
6.4 Assignment; Sublease	145
5.5 Waiver and Indemnity	157
6.6 Tenant’s Insurance	168
6.7 Right of Entry	168
6.8 Payment of Taxes	169
6.9 Environmental Compliance	179

ARTICLE 7 DEFAULT	20
7.1 Events of Default	20
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7.2 Damages	21

ARTICLE 8 CASUALTY AND TAKING	202
8.1 Damage by Fire and Other Casualty	202
8.2 Eminent Domain	203

ARTICLE 9 RIGHTS OF PARTIES HOLDING PRIOR INTERESTS	214
9.1 Subordination	214
9.2 Modification, Termination, and Cancellation	214

ARTICLE 10 MISCELLANEOUS	215
10.1 Financial Statements; Authority	215
10.2 Notices	225
10.3 No Waiver or Oral Modification	225
10.4 Acceptance of Partial Payments of Rent; Delivery of Keys	225
10.5 Cumulative Remedies	226
10.6 Partial Invalidity	226
10.7 Self-Help	226
10.8 Tenant’s Estoppel Certificate	236
10.9 Waiver of Subrogation	237
10.10 All Agreements; No Representations	237
10.11 Brokerage	237
10.12 Successors and Assigns	248
10.13 Submission Not an Option	248
10.14 Applicable Law	248
10.15 Waiver of Jury Trial	248
10.16 Attorneys’ Fees	248
10.17 Surrender	248
10.18 Holdover	248
10.19 Late Payment	259
10.20 Time of Essence	259
10.21 Force Majeure	259
10.22 Limitation On Liability	30
10.23 Recording	30
10.24 Approval of Lease	30
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LEASE
1624 Perimeter Road, Palm Beach International Airport,
West Palm Beach, Florida
          THIS INSTRUMENT IS AN INDENTURE OF LEASE, effective August 1, 2006 (the “Effective Date”) in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space at 1624 Perimeter Road, Palm Beach International Airport, West Palm Beach, Florida. The parties to this instrument hereby agree with each other as follows:
ARTICLE 1 REFERENCE DATA
1.1 Defined Terms.
          The terms listed below shall have the following meanings throughout this Lease:

“EXECUTION DATE”:	The date on which both parties have executed this Lease

“LANDLORD”:	CSC Applied Technologies LLC, a Delaware limited liability company

“LANDLORD’S ADDRESS”:	801 Clematis Street
West Palm Beach, FL 33401 Attn: Timothy Legel, Program Manager

For notice purposes, copies shall also be sent to:

Computer Sciences Corporation 2100 East Grand Avenue El Segundo, CA 90245 Attn: Senior Real Estate Counsel

CSC Applied Technologies, LLC 801 Clematis Street West Palm Beach, FL 33401 Attn: Kay S. Diekemper, Senior Contracts Manager

“TENANT”:	Gulfstream International Airlines, Inc., a Florida corporation

“TENANT’S ADDRESS”:	1624 Perimeter Road Palm Beach International Airport West Palm Beach, Florida
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For notice purposes, a copy shall also be sent to:

Gulfstream International Airlines, Inc. 3201 Griffin Road Ft. Lauderdale, FL 33312 Attn: Thomas P. Cooper

“BUILDING”:	The building located at 1624 Perimeter Road, Palm Beach International Airport, West Palm Beach, Florida, consisting of approximately 63,698 rentable square feet

“PROPERTY”:	The Building and the legal parcels (the “Lot”) on which the Building and its parking areas are situated. The Lot is described in Exhibit B, attached hereto. The term “Property” shall also include any additional improvements constructed on the Lot and any additional parking lot or garage providing parking for the Building as provided in Section 2.l(c).

“PREMISES”:	The Hangar (Room 118), Stock Room (Room 120), Battery Room, Hangar Office (Room 109), Clean Room (Room 110), Clean Room (Room 111), Storage Room (Room 112), Comm. Room (Room 113), Locker (Room 114), Break Room (Room 115), Corridor (Room 116), and Shower (Room 117) on the first floor of the Building (as shown on Exhibit A-1), and the Apron Area, (as shown on Exhibit A-2).

“RENTABLE SQUARE FEET IN THE PREMISES”:	Approximately 54,456 rentable square feet

“COMMENCEMENT DATE”:	August 1, 2006

“INITIAL TERM”:	Beginning on the Commencement Date and ending on midnight on March 31, 2008

“RENT”:	At the rate of $86,400.00 per annum, based on a rental rate of $0.13222 per rentable square foot, payable without deduction, setoff, or demand except as otherwise provided in this Lease, in equal monthly installments of Seven Thousand Two Hundred Dollars ($7,200.00) per calendar month

“PERMITTED USES”:	Hangar/office/terminal facility providing operational support for the U.S. Navy’s Atlantic Undersea Test and
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Evaluation Center (AUTEC), consistent with Section 6.3 hereof.

“TENANT’S PARKING SPACES”:	Tenant shall have the right to use four (4) parking spaces in the parking lot adjacent to the Building

“SECURITY DEPOSIT”:	No security deposit will be required of Tenant

“RULES AND REGULATIONS”:	Rules and regulations applicable to the Building and Property and the Common Areas (the “Rules and Regulations”) adopted by and as may be amended or altered by Landlord from time to time. The initial Rules and Regulations are attached hereto as Exhibit E.
1.2 Exhibits
          There are attached hereto and incorporated as a part of this Lease:

(a)	EXHIBIT A-1	–	First Floor of Building
(b)	EXHIBIT A-2	–	Apron Area
(c)	EXHIBIT B	–	Description of Lot
(d)	EXHIBIT C	–	First Floor Passenger Processing/Operations Area
(e)	EXHIBIT D	–	Ground Lease
(f)	EXHIBIT E	–	Building Rules and Regulations
ARTICLE 2 PREMISES AND TERM
2.1 The Premises, Common Areas and Parking.
          (a) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises, as generally shown on Exhibit A-1 and Exhibit A-2. The Premises shall not include exterior faces of exterior walls and exterior window glass; anything beyond the interior face of demising walls; and pipes, ducts, conduits, wires and fixtures serving other parts of the Building, but does include any additional telephone closets or other utility, mechanical or storage spaces or facilities made available during the Term for Tenant’s exclusive use.
          (b) Tenant shall also have the right to use the Common Areas in common with other tenants. The Common Areas include the Building’s common lobbies, corridors, stairways, loading platforms and elevators, the common walkways and driveways necessary for access to the Building, the common toilets and shower areas, and corridors and elevator lobbies of any multi-tenant floor. All use of the Common Areas shall be only upon the terms set forth at any time by Landlord.
          (c) Tenant shall be entitled to use Tenant’s Parking Spaces (set out in Section 1.1) in the parking lots serving the Building. It is understood that Landlord shall not be responsible for policing said parking lots but that Landlord will limit the number of parking spaces leased to other
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tenants in the Building so as to ensure that the number of parking spaces which Tenant is entitled to use are available for Tenant’s use. Tenant shall cooperate with Landlord to assure that Tenant and its employees and visitors observe all parking regulations established by Landlord from time to time and to assure that Tenant and its employees and visitors do not use more parking spaces than the number of parking spaces provided to Tenant hereunder.
          (d) Tenant is hereby granted a revocable license to use, in common with the Landlord, the area in the Building known as the “First Floor Passenger Processing/Operations Area”, as shown on Exhibit C, subject to Rules and Regulations, and as the same may be amended by the Landlord from time to time.
          (e) Notwithstanding the foregoing, or anything herein to the contrary, Landlord shall retain the right and is hereby granted, at no cost to Landlord, an irrevocable license for the Term hereof to use and access in common with Tenant and without limitation the entire Premises, with the exception only of the Stock Room (Room 120).
2.2 Term.
          Both parties shall be bound by all the terms of this Lease as of the Effective Date. The Term (as hereinafter defined) of this Lease shall commence on the Commencement Date, and shall continue for the length of the Initial Term set forth in Section 1.1 unless sooner terminated or extended as hereinafter provided.
2.3 Extension Option.
          (a) Tenant shall have the option to extend the Initial Term of this Lease for four (4) successive periods of three (3) years each (any such period being herein referred to as an “Extension Period”), on all of the terms and conditions contained in this Lease, provided that Landlord shall not be obligated to undertake any leasehold improvements to the Premises, the Rent for any such Extension Period shall be calculated as set forth in this Section 2.3, such Extension Period may be adjusted by Landlord to less than three (3) years to coincide with the term of any ground lease governing the Property, and there shall be no additional extension options beyond the fourth (4th ) Extension Period, the parties agreeing that the maximum Term of this Lease, including the extensions, shall be approximately fourteen (14) years. Tenant shall exercise its extension option by giving Landlord written notice of its election to do so, on or before the date that is one hundred twenty (120) days prior to the expiration of the Term; provided, however, that if Tenant fails to give timely notice to Landlord of Tenant’s exercise of an extension option, Tenant shall be deemed to have waived its rights under this Section 2.3 to extend the Term. The word “Term” as used in this Lease shall include the Initial Term and the Extension Periods where the context so requires.
          (b) The Rent during the Extension Period shall be equal to Landlord’s then-current rental obligations to Palm Beach County Board of County Commissioners (the “County”) pursuant to the Ground Lease attached as Exhibit D, and shall be adjusted to include Tenant’s proportionate share of Landlord’s Operating Expenses, (the “Extension Rent”). Landlord shall give Tenant notice of the amount of the Extension Rent promptly after Tenant notifies Landlord of its election to exercise its extension option. If Tenant does not notify Landlord within such twenty (20) day period of Tenant’s disagreement with Landlord’s determination of the Extension Rent, Tenant shall be
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deemed to have waived its right to do so and the Extension Rent as determined by Landlord shall be conclusive and binding.
          (c) Notwithstanding any contrary provision of this Section 2.3 or any other provision of this Lease, Tenant’s rights to extend this Lease under this Section 2.3 shall be void and of no effect unless on the date Tenant notifies Landlord that it is exercising its extension option and on the date of commencement of the Extension Period (i) this Lease is in full force and effect, (ii) Tenant is not in default of any of its obligations under this Lease beyond any applicable cure periods, (iii) Tenant has neither assigned this Lease nor sublet more than fifty percent (50%) of the Premises, and (iv) Tenant is occupying at least fifty percent (50%) of the Premises; provided, however, that Landlord reserves the right to waive the provisions of this subsection 2.3(c).
ARTICLE 3 RENT
3.1 Rent and Additional Rent.
          (a) Tenant shall pay one-twelfth (1/12) of the annual Rent, in advance, on the first day of each calendar month during the Term. For any partial month at the beginning or end of the Term, Tenant shall pay a proportional share of the amount that would be due for a full month and with respect to a partial month at the beginning of the Term, Tenant shall pay such proportional share on the Commencement Date. In addition to the Rent, Tenant shall pay all additional rent and rental adjustments provided herein at the times set forth herein, or if no time for payment is specified, then payment shall be made within fifteen (15) days after Tenant’s receipt of an invoice from Landlord or another billing authority. All payments shall be made to Landlord at Landlord’s Address or such other place as Landlord may designate in writing, without prior demand and without deduction or offset except as may be specifically set forth herein. Tenant shall not pay, and Landlord shall not accept, any rental payment more than one month in advance.
          (b) At its option the Landlord may set off Rent and any additional rent owed by Tenant under this Lease against monies due Tenant, based on invoices submitted by Tenant to Landlord, uncontested by Landlord, and pursuant to a separate contract between the parties, more particularly described as Subcontract 05-C-1277-03 (the “Rent Setoff Option”). Should Landlord elect the Rent Setoff Option, Tenant shall, prior to the first day of each calendar month during the Term for which Rent is due, deduct amounts from any invoices from Tenant to Landlord under the Subcontract for the total sum of Rent and any additional rent due under this Lease. In the event Tenant does not furnish an invoice, Tenant shall promptly mail Rent to Landlord’s Address.
3.2 Operating Expenses.
          (a) The parties acknowledge and agree that Rent is inclusive of Tenant’s proportionate share of Landlord’s operating expenses, as reasonably calculated by Landlord as of the Effective Date. Such Operating Expenses included as a part of Rent includes the following expenses actually incurred or reasonably estimated by Landlord: utilities, water, janitorial services, pest control, lawn service, fire and alarm services, and disposal assessments. All other expenses such as permits, license fees, and those not specifically listed above shall be borne by the Tenant and are not included in the lease amount herein specified.
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          (b) In the event of (i) an increase in any Operating Expense listed in Section 3.2(a) over and beyond twenty percent (20%) of the preceding billing period for that Operating Expense, or (ii) the occurrence or need of additional operating expense not originally included as part of Rent, and that is actually incurred by Landlord, such operating expense(s) shall be passed on to Tenant proportionately as additional rent, upon delivery of accounting by Landlord. Landlord agrees to promptly notify Tenant of any anticipated additional rent Tenant may owe under this Section 3.2(b).
          (c) Notwithstanding anything to the contrary in this Lease, in the event Tenant installs or operates any heavy duty mechanical or electrical equipment or conducts any business or undertakes any activities in the Premises which causes Landlord’s Operating Expenses to otherwise increase by an excessive amount as reasonably determined by Landlord, Tenant shall be solely responsible for the costs of any excess electrical, water, gas, or other utility consumption or other charges that may be occasioned thereby, in which event, the charges attributable to such excess consumption or other charges shall not be considered an Operating Expense or allocated proportionately to Tenant, but shall instead be added to and payable on a monthly basis as additional rent.
ARTICLE 4 ALTERATIONS
          4.1 Tenant shall not make any alterations, decorations, additions, installations, substitutes or improvements (“Alterations”) in and to the Premises, without first obtaining Landlord’s written consent which consent shall not unreasonably be withheld or delayed; however, Tenant acknowledges that Landlord shall have no obligation to consent to Alterations that would or could, in Landlord’s reasonable judgment, (i) violate the Certificate of Occupancy for the Premises or the terms of any superior lease or mortgage affecting the Property, (ii) affect the appearance, value, or structure of the Building, (iii) require excessive removal expenses, (iv) affect any other part of the Building or affect the mechanical, electrical, sanitary or other service systems of the Building, (v) involve the installation of any materials subject to any liens or conditional sales contracts or (vi) require unusual expense to readapt the Premises on expiration or termination of this Lease. Tenant shall pay Landlord’s reasonable costs of reviewing or inspecting any proposed Alterations.
          4.2 All work on any Alterations shall be done at reasonable times in a first-class workmanlike manner, by contractors approved by Landlord, and according to plans and specifications approved by Landlord. All work shall be done in compliance with all applicable laws, regulations, and rules of any government agency with jurisdiction, and with all regulations of the Board of Fire Underwriters or any similar insurance body or bodies. Tenant shall be solely responsible for the effect of any Alterations on the Building’s structure and systems, whether or not Landlord has consented to the Alterations. Upon completion of any Alterations, Tenant shall provide Landlord with a complete set of “as-built” plans.
          4.3 Tenant shall keep the Property and Tenant’s leasehold interest therein free of any liens or claims of liens, and shall discharge any such liens within ten (10) days of their filing. Before commencement of any work, Tenant’s contractor shall provide any completion and lien indemnity bond required by Landlord, and Tenant shall provide evidence of commercial general liability insurance with such limits as Landlord may reasonably require, naming Landlord as an additional insured, and evidence that each contractor and subcontractor carries worker’s compensation insurance in statutory amounts covering all of its employees. Tenant shall indemnify Landlord and
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hold it harmless from and against any cost, claim, or liability arising from any work done by Tenant. All of Tenant’s work shall (i) be performed in such manner as not to interfere with the occupancy of any other tenant in the Building, nor delay or impose any additional expense upon Landlord in the construction, maintenance or operation of the Building, and (ii) be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not cause any work stoppage or damage the Building or Lot or interfere with Building construction or operation. Landlord may post any notices it considers necessary to protect it from responsibility or liability for any Alterations, and Tenant shall give sufficient notice to Landlord to permit such posting.
          4.4 All Alterations affixed to the Premises shall become part thereof and remain therein at the end of the Term. However, if Landlord gives Tenant a notice to remove any Alterations at the end of the Term, Tenant shall do so and shall pay the cost of removal and any repair required by such removal. Any Alterations not affixed to the Premises and all of Tenant’s personal property, trade fixtures, equipment, furniture and movable partitions, shall remain Tenant’s property, removable at any time. If Tenant fails to remove any such materials at the end of the Term, they shall be deemed to have been abandoned and Landlord may remove and store them at Tenant’s expense, without liability to Tenant, and may sell them at public or private sale and apply the proceeds to any amounts due hereunder, including costs of removal, storage and sale.
ARTICLE 5 LANDLORD’S OBLIGATIONS AND RIGHTS
5.1 Services Furnished by Landlord.
          (a) Landlord shall furnish the following: (i) cleaning services for Building Common Areas and the Premises, (ii) rubbish removal, (iii) window cleaning, (iv) rest room supplies, (v) sewer and water service to the Building’s rest rooms, (vi) landscape maintenance, (vii) snow removal for walks, driveways and parking areas, (viii) maintenance of plantings in interior Common Areas, (ix) standard HVAC service, and, (x) such other services, utilities, facilities and supplies as may be deemed necessary in Landlord’s reasonable judgment. In the event that Landlord is prevented or delayed from providing any service, Landlord shall not be liable to Tenant therefor, nor shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises. Landlord also reserves the right to institute such policies, programs and measures as may be necessary, required or expedient for the conservation or preservation of energy services or as may be required to comply with applicable laws, codes, rules, regulations or standards.
          (b) Subject to the provisions of Sections 3.2(b) and 3.2(c) Landlord shall provide electric power for normal lighting and office machine use. Tenant’s use of electrical energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors or equipment in or otherwise serving the Premises. Landlord, at its option and at Tenant’s expense, may require separate metering and billing to Tenant for the electric power required for any special equipment (such as computers and reproduction equipment).
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5.2 Repairs and Maintenance.
          Landlord shall repair and maintain the Common Areas and the roof, exterior walls and structural portions of the Building and the basic plumbing, electrical, mechanical and heating, ventilating and air-conditioning systems therein, unless such repair or maintenance is attributable to any action of Tenant or any matter for which Tenant is responsible under the provisions hereof.
5.3 Quiet Enjoyment.
          Upon Tenant’s paying the rent and performing its other obligations, Landlord shall permit Tenant to peacefully and quietly hold and enjoy the Premises, subject to the provisions hereof.
5.4 Insurance.
          Landlord shall not carry any insurance on any of Tenant’s property, and shall not be obligated to repair or replace any of it.
5.5 Changes by Landlord.
          Landlord may at any time make any changes, additions, improvements, repairs or replacements to the Property, including the Common Areas, that it considers desirable and may lay pipes, conduits, wires and the like above the ceiling or in the walls in the Premises, provided the same are not visible from within the Premises. In so doing, Landlord may use or temporarily close any of the Common Areas, or permanently change their configuration. Landlord shall use reasonable efforts to minimize interference with Tenant’s normal activities, but no such interference shall constitute constructive eviction or give rise to any abatement of rent or liability of Landlord to Tenant.
5.6 Access to Premises; Utility Suspension.
          Landlord shall have reasonable access to the Premises to inspect Tenant’s performance hereunder and to perform any acts required of or permitted to Landlord herein, and may temporarily stop any service or utility system in conjunction therewith. Landlord shall use reasonable efforts to minimize interference with Tenant’s normal activities, but no such interference shall constitute constructive eviction or give rise to any abatement of rent or liability of Landlord to Tenant. Landlord shall at all times have a key (or set of keys) to the Premises, and Tenant shall not install any additional lock without Landlord’s consent. Any entry into the Premises by Landlord, under this Section 5.6 or any other section of this Lease permitting such entry, shall be on reasonable advance notice; provided, however, that such restriction shall not apply to any situation that Landlord in good faith believes to be an emergency.
5.7 Failure to Provide Services and Repairs.
          Landlord shall not be liable for any failure to perform any act or provide any service required hereunder unless Tenant shall have given notice of such failure, and such failure continues for at least thirty (30) days thereafter. If any such failure is caused by factors beyond Landlord’s reasonable control, then Landlord shall not be liable to Tenant in any event except in case of gross negligence or willful misconduct by the Landlord. No such failure whether or not within Landlord’s
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reasonable control, shall constitute constructive eviction or give rise to any rental abatement or reduction. Tenant hereby waives any right to make repairs or provide maintenance at Landlord’s expense under any law or ordinance.
5.8 Inclusion of Costs in Operating Expenses.
          Nothing in this Article shall be construed to modify the definition of Operating Expenses, or otherwise amend the calculation of Operating Expenses.
ARTICLE 6 TENANT’S COVENANTS
          Tenant covenants until the end of the Term and for such further time as Tenant occupies any part of the Premises:
6.1 Payments.
          Tenant shall pay when due all Rent and all additional rent and other charges of any kind hereunder.
6.2 Repair and Yield Up.
          Tenant shall keep the Premises in good order and condition, and shall promptly repair any damage to the Premises or the rest of the Property caused by Tenant or its agents, servants, employees, invitees, licensees or independent contractors. Landlord may require such repair to be done by a contractor designated by Landlord at Tenant’s cost, provided that costs to be charged to Tenant are reasonable and competitive. At the end of the Term, Tenant shall peaceably yield up the Premises in good order, repair and condition, except for reasonable wear and tear and any casualty damage for which Landlord has received insurance proceeds. Tenant shall remove its own property and (if required by Landlord) any Alterations, repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat.
6.3 Use.
          (a) Tenant shall use the Premises only for the Permitted Uses, and shall not use or permit the Premises to be used for any other purpose. Tenant shall not use or occupy the Premises in violation of: (i) any ground lease, recorded covenants, and/or conditions and restrictions affecting the Property, (ii) any law or ordinance or any Certificate of Occupancy issued for the Building or the Premises, or (iii) any Rules and Regulations issued by Landlord for the Building of which Tenant has been given a copy. Tenant shall comply with any directive of any governmental authority with respect to Tenant’s use or occupancy of the Premises. Tenant shall not do or permit anything in or about the Premises which will in any way damage the Premises, cause any unreasonable noise to emanate from the Premises, obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, or use the Premises or allow them to be used for any unlawful purpose. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, or commit or allow any waste in or upon the Premises. Tenant shall not use utility services in excess of amounts reasonably determined by Landlord to be within the normal range of demand for the Permitted Uses.
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          (b) Tenant shall, throughout the Term, promptly comply, or cause compliance, with all Legal Requirements of all Governmental Authorities which may be applicable to the Premises or the use or manner of use thereof. Such compliance shall be at Tenant’s sole cost. “Legal Requirements” means any and all applicable laws and ordinances and the orders, rules, regulations and requirements of all Governmental Authorities whether or not the same shall presently be in force or within the contemplation of the parties hereto or shall involve any change of governmental policy, which may be applicable to the Lease, the Rent or the Premises or the use or manner of use of the Premises. “Governmental Authorities” means all federal, state, county and municipal governments and appropriate departments, commissions, boards, subdivisions, and officers thereof, the Board of Fire Underwriters or similar body having jurisdiction, foreseen or unforeseen, ordinary as well as extraordinary, and whether or not the same shall presently be within the contemplation of the parties hereto.
          (c) Tenant shall not obstruct any of the Common Areas or any portion of the Property outside the Premises, and shall not place or permit any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises.
          (d) Tenant shall, at its sole cost and expense, keep the Premises equipped with all safety appliances required by law because of any use made by Tenant, and shall procure all licenses and permits required because of such use, including, without limitation, a Multi-Sector Generic Permit for Stormwater Discharge Associated with Industrial Activity from the Florida Department of Environmental Protection. This provision shall not broaden the Permitted Uses.
          (e) Tenant shall not place a load upon the floor of the Premises exceeding the load per square foot such floor was designed to carry, as determined by Landlord or its structural engineer. Partitions shall be considered as part of the load. Landlord may prescribe the weight and position of all safes, files and heavy equipment that Tenant desires to place in the Premises, so as properly to distribute their weight. Tenant’s business machines and mechanical equipment shall be installed and maintained so as not to transmit noise or vibration to the Building structure or to any other space in the Building. Tenant shall be responsible for the cost of all structural engineering required to determine structural load and all acoustical engineering required to address any noise or vibration caused by Tenant.
          (f) Tenant shall not keep or use any article in the Premises, or permit any activity therein, which is prohibited by any insurance policy covering the Building, or would result in an increase in the premiums thereunder. In determining whether increased premiums are a result of Tenant’s activity, a schedule issued by the organization computing the insurance rate on the Building or the Leasehold Improvements, showing the various components of the rate, shall be conclusive evidence. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer relating to the Premises. If the use or occupation of the Premises by Tenant or by anyone Tenant allows on the Premises causes or threatens cancellation or reduction of any insurance carried by Landlord, Tenant shall remedy the condition immediately upon notice thereof. Upon Tenant’s failure to do so, Landlord may, in addition to any other remedy it has under this Lease, enter the Premises and remedy the condition, at Tenant’s cost, which Tenant shall promptly pay as additional rent. Landlord shall not be liable for any damage or injury caused as a result of such an entry, and shall not waive its rights to declare a default because of Tenant’s failure.
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6.4 Assignment; Sublease.
          (a) Tenant shall not assign, mortgage, pledge or otherwise transfer this Lease or make any sublease of the Premises, or permit occupancy of any part thereof by anyone other than Tenant (any such act being referred to herein as a “Transfer” and the other party with whom Tenant undertakes such act being referred to herein as a “Transferee”) without the prior written consent of Landlord. Without limitation of the foregoing, Landlord may refuse consent to any Transfer to any governmental authority or agency or to any Transfer which would cause Landlord to be in violation of any ground lease or mortgage on the Property or any other agreement or instrument. Any request by Tenant for such consent shall be in writing and shall include the name of the proposed Transferee, the nature of its business and proposed use of the Premises, complete information as to its financial condition, and the terms and conditions of the proposed Transfer. Tenant shall supply such additional information about the proposed Transfer and Transferee as the Landlord reasonably requests. Tenant shall reimburse Landlord for its legal and other expenses in connection with any request for consent. If Tenant is a corporation, partnership, or other business organization, the transfer of ownership interests, whether in one transaction or a series, forming a majority of the equity interests in Tenant, shall constitute a Transfer, unless Tenant is a corporation whose stock is traded on an exchange or over the counter.
          (b) Any Transfer shall specifically make applicable to the Transferee all of the provisions of this Section so that Landlord shall have against the Transferee all rights with respect to any further Transfer which are set forth herein; no Transfer shall affect the continuing primary liability of Tenant (which shall be joint and several with Transferee); no consent to any of the foregoing in a specific instance shall operate as a waiver in a subsequent instance; and no Transfer shall be binding upon Landlord or its successors, unless Tenant shall deliver to Landlord a recordable instrument containing a covenant of assumption by the Transferee running to Landlord and all persons claiming by, through or under Landlord. The Transferee’s failure to execute such instrument shall not, however, release or discharge Transferee from its liability as a Transferee hereunder. Tenant shall not enter into any Transfer that provides for rental or other payment based on the net income or profits derived from the Premises. With respect to any Transfer, Landlord shall be entitled to receive all amounts received by Tenant in excess of the Rent and additional rent reserved in this Lease applicable to the space being transferred.
          (c) Landlord Option.
     (1) Right to Cancel. Notwithstanding any contrary provision of this Section 6.4 in connection with any proposed Transfer, Landlord shall have an option to cancel and terminate this Lease if the request is to assign the Lease or to sublet all of the Premises; or, if the request is to sublet a portion of the Premises only, to cancel and terminate this Lease with respect to such portion. Landlord may exercise said option in writing within thirty (30) days after Landlord’s receipt from Tenant of such request, and in each case such cancellation or termination shall occur as of the date set forth in Landlord’s notice of exercise of such option, which shall not be less than sixty (60) days nor more than one hundred twenty (120) days following the giving of such notice.
     (2) Cancellation. If Landlord exercises Landlord’s option to cancel this Lease or any portion thereof, Tenant shall surrender possession of the Premises, or the portion thereof which is the subject of the option, as the case may be, on the date set forth in such
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notice in accordance with the provisions of this Lease relating to surrender of the Premises at the expiration of the Term. If this Lease is cancelled as to a portion of the Premises only, Rent after the date of cancellation shall be abated on a pro rata basis, as determined by Landlord.
(d) Any agreement by which Tenant agrees to enter into or execute any Transfer at the direction of any other party, or assigns its rights in the income arising from any Transfer to any other party, shall itself constitute a Transfer hereunder.
(e) Any Transfer or attempted Transfer not in compliance with all of the terms and conditions set forth above shall be void, and shall be a default under this Lease.
(f) Notwithstanding any contrary provision of this Lease, Tenant shall have no right to assign this Lease or sublet all or any portion of the Premises and any such assignment or sublease shall be void unless on both (i) the date on which Tenant notifies Landlord of its intention to enter into any assignment or sublease and (ii) the date on which such assignment or sublease is to take effect, Tenant is not in default of any of its obligations under this Lease; provided, however, that Landlord shall retain the right to waive the provisions of this Section 6.4(f).
(g) The acceptance by the Landlord of the payment of Rent, additional rent or other charges following an assignment, subletting or other Transfer prohibited by this Section 6.4 shall not be deemed to be a consent by the Landlord to any such assignment, subletting or other Transfer, nor shall the same constitute a waiver of any right or remedy of the Landlord.
6.5 Waiver and Indemnity.
          Tenant shall indemnify Landlord and hold it harmless from and against any cost, claim, action, liability or damage of any kind arising from (i) Tenant’s use and occupancy of the Premises or any activity done or permitted by Tenant in, on, or about the Premises, (ii) any breach or default by Tenant of its obligations under this Lease, or (iii) any negligent, tortious, or illegal act or omission of Tenant, its agents, employees, invitees or contractors. Tenant shall, at its expense and with counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim, and shall indemnify Landlord against all costs and fees of any kind incurred therein. As a material consideration to Landlord for executing this Lease, Tenant assumes all risk of loss, damage or injury to any person or property in, on, or about the Premises from any cause including, without limitation, theft. Specifically, and without limitation of the foregoing, Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction, or other defects of pipes, sprinklers, wires, appliances, plumbing, air-conditioning or lighting fixtures, whether such damage or injury results from conditions arising upon the Premises, any other portion of the Property, or other sources. Landlord shall not be liable to Tenant or any other person or entity for any damages arising from any act or omission of any other tenant of the Building.
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6.6 Tenant’s Insurance.
          (a) Tenant shall maintain the following insurance throughout the Term: (i) “All Risk” or Special Form property insurance including but not limited to, fire, extended coverage, vandalism and malicious mischief coverage upon all property owned by Tenant and located in the Building, in the full replacement cost thereof; (ii) Commercial General Liability Insurance to include personal injury, bodily injury, property damage liability (with a broadening endorsement), premises/operations, owner’s protective coverage, blanket contractual liability, in limits not less than Five Million Dollars ($5,000,000.00) per occurrence, inclusive, with a deductible not to exceed One Hundred Thousand Dollars ($100,000.00); (iii) Workers Compensation insurance with limits at least as required by applicable law; (iv) Employers Liability insurance with limits of at least $1,000,000 each accident, $1,000,000 each employee, and $1,000,000 policy limit for disease; and (v) Business Interruption Insurance in amounts reasonably acceptable to Landlord. The Landlord shall have the right from time to time to require additional insurance or coverages or increase such minimum limits as Landlord may reasonably require, upon notice to the Tenant.
          (b) All policies shall be taken out with insurers acceptable to Landlord, in form satisfactory to Landlord, and shall (i) include Landlord and any mortgagee of Landlord as additional insureds, as their interests may appear, (ii) contain a waiver of any right of subrogation against Landlord, its agents, employees, and representatives which might arise for any reason, (iii) contain a cross-liability endorsement, and (iv) contain a provision that any coverage afforded thereby shall be primary and noncontributing with respect to any insurance carried by Landlord, and any insurance carried by Landlord shall be excess and noncontributing. Tenant shall provide certificates of insurance in form satisfactory to Landlord before the Commencement Date, and shall provide certificates evidencing renewal at least ten (10) days before the expiration of any such policy. All policies shall contain an endorsement requiring at least thirty (30) days’ prior written notice to Landlord and any mortgagee of Landlord prior to any material change, reduction, or cancellation.
          (c) Upon termination of this Lease pursuant to any casualty, Tenant shall retain any proceeds attributable to Tenant’s personal property and Alterations not affixed to the Premises, but Tenant shall immediately pay to Landlord any insurance proceeds received by Tenant relating to any Alterations affixed to the Premises unless Landlord has required their removal.
6.7 Right of Entry.
          Tenant shall permit Landlord and its agents to examine the Premises at reasonable times and make any repairs or replacements Landlord deems necessary; to remove, at Tenant’s expense, any Alterations, signs, curtains, blinds or the like not consented to by Landlord; and to show the Premises to prospective tenants during the last twelve (12) months of the Term and to prospective purchasers and mortgagees at all times.
6.8 Payment of Taxes.
          Tenant shall pay before delinquency all taxes levied against Tenant’s personal property or trade fixtures in the Premises and any Alterations installed by Tenant. If any such taxes are levied against Landlord or its property, or if the assessed value of the Premises is increased by the inclusion of a value placed on Tenant’s property, Landlord may pay such taxes, and Tenant shall upon demand repay to Landlord the portion of such taxes resulting from such increase. Tenant may bring
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suit against the taxing authority to recover the amount of any such taxes, and Landlord shall cooperate therein. The records of the City Assessor shall determine the assessed valuation, if available and sufficiently detailed. If not so available or detailed, the actual cost of construction shall be used.
6.9 Environmental Compliance.
          Tenant shall not cause or allow any hazardous wastes, toxic substances or toxic or hazardous materials (collectively, “Hazardous Materials”) to be used, generated, stored or disposed of on, under or about, or transported to or from, the Premises (collectively, “Hazardous Materials Activities”) without first receiving Landlord’s written consent, which may be withheld for any reason and revoked at any time. If Landlord consents to any such Hazardous Materials Activities, Tenant shall conduct them in strict compliance (at Tenant’s expense) with all applicable Regulations, as hereinafter defined, and using all necessary and appropriate precautions. Landlord shall not be liable to Tenant for any Hazardous Materials Activities by Tenant, Tenant’s employees, agents, contractors, licensees or invitees, whether or not consented to by Landlord. Tenant shall indemnify, defend with counsel acceptable to Landlord and hold Landlord harmless from and against any claims, damages, costs and liabilities arising out of Tenant’s Hazardous Materials Activities. For purposes hereof, Hazardous Materials shall include but not be limited to substances defined as “hazardous substances”, “toxic substances”, or “hazardous wastes” in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the federal Hazardous Materials Transportation Act, as amended, and the federal Resource Conservation and Recovery Act, as amended (“RCRA”), or any other similar state, local or federal law; and as such substances are defined in any regulations adopted and publications promulgated pursuant to said laws (collectively, “Regulations”). Prior to using, storing or maintaining any Hazardous Materials on or about the Premises, Tenant shall provide Landlord with a list of the types and quantities thereof, and shall update such list as necessary for continued accuracy. Tenant shall also provide Landlord with a copy of any Hazardous Materials inventory statement required by any applicable Regulations, and any update filed in accordance with any applicable Regulations. If Tenant’s activities violate or create a risk of violation of any Regulations, Tenant shall cease such activities immediately upon notice from Landlord. Tenant shall immediately notify Landlord both by telephone and in writing of any spill or unauthorized discharge of Hazardous Materials or of any condition constituting an “imminent hazard” under RCRA. Landlord, Landlord’s representatives and employees may enter the Premises at any time during the Term to inspect Tenant’s compliance herewith.
          Notwithstanding anything contained in this Section 6.9 to the contrary, Tenant shall not have any liability to Landlord resulting from any conditions existing, or events occurring, or any Hazardous Materials existing or generated at, in, on, under, or in connection with the Premises prior to the Effective Date of this Lease (or any earlier occupancy of the Premises by Tenant), and Landlord agrees to indemnify, defend and hold harmless Tenant from any and all claims and liabilities arising from the same to the extent such claims and liabilities were not contributed or exacerbated by Tenant, and in the case of contribution or exacerbation by Tenant, Tenant shall only be liable for Tenant’s proportionate share of liability. Tenant further represents, warrants, and agrees to be bound by the any obligations regarding environmental compliance set forth in the Ground Lease, attached hereto as Exhibit D and made a part hereof.
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          The covenants contained in this Section 6.9 shall survive the expiration or earlier termination of this Lease.
ARTICLE 7 DEFAULT
7.1 Events of Default.
          (a) The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:
     (i) The failure by Tenant to make any payment of Rent or additional rent or any other payment required hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant, provided that Landlord shall only be obligated to provide written notice twice in any twelve (12) month period.
     (ii) The vacation or abandonment of the Premises by Tenant.
     (iii) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in clauses (i) and (ii) above, where such failure shall continue for a period of more than ten (10) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten-day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord.
     (iv) The failure by Tenant to pay its debts as they become due, or Tenant or any such guarantor becoming insolvent, filing or having filed against it a petition under any chapter of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq. (or any similar petition under any insolvency law of any jurisdiction), proposing any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors, making an assignment or trust mortgage for the benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property or business of Tenant or such guarantor.
     (v) The attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets, or this leasehold, or any other voluntary or involuntary encumbrance of Tenant’s leasehold interest hereunder.
          (b) In the event of any such default by Tenant, whether or not the Term shall have begun, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option, or the option at any time while such default exists and without further notice, to terminate this Lease and all rights of Tenant hereunder; and Tenant shall then
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quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.
7.2 Damages.
          In the event that this Lease is terminated under any of the provisions contained in Section 7.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the rental value of the Premises for said residue of the Term. In calculating the rent reserved there shall be included, in addition to the Rent and all additional rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue. Tenant further covenants as an additional and cumulative obligation after any such termination to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the immediately preceding covenant Tenant shall be credited with any amount paid to Landlord as compensation as in this Section 7.2 provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord’s reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same, and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant’s liability as aforesaid.
          In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 7.2, Landlord may by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 7.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Rent and additional rent accrued under this Lease in the twelve (12) months ended next prior to such termination plus the amount of Rent and additional rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provision of this Section 7.2 up to the time of payment of such liquidated damages.
          Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be provided, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.
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ARTICLE 8 CASUALTY AND TAKING
8.1 Damage by Fire and Other Casualty.
          If the Premises or the Building are damaged by fire, excessive winds, hurricane, or other casualty, Landlord shall repair the damage, provided (a) such repairs can be made within one hundred eighty (180) days from the date of such damage (“Repair Period”) under all applicable laws and regulations using reasonable diligence, but without payment of overtime or other premiums, and (b) insurance proceeds are made available to Landlord in a timely manner for such repairs. In such event, this Lease shall remain in full force and effect, but rent shall be proportionately abated while the repairs are made, based on the extent of interference with Tenant’s use of the Premises (unless the damage was caused by the act or omission of Tenant or its agents, employees, invitees or contractors).
          If such repairs cannot be made within the Repair Period under the conditions set forth above, Landlord shall so notify Tenant within thirty (30) days of the date of such damage. Thereupon, either party may terminate this Lease by written notice given within twenty (20) days, such termination to be effective thirty (30) days after the notice of termination. If neither party terminates, Landlord shall repair the damage, and the Lease shall remain in force and effect, subject to the rent abatement provisions set forth above.
          Landlord shall be not be required to repair any damage to the property of Tenant or any Alterations. Nothing herein shall require Landlord to repair any casualty occurring during the last six (6) months of the Term.
8.2 Eminent Domain.
          If any part of the Premises is taken or appropriated under the power of eminent domain or conveyed in lieu thereof (hereinafter, “Taken”), which materially affects Tenant’s occupancy of the Premises, either party shall have the right to terminate this Lease at its option. If any part of the Property shall be Taken so as to materially affect the normal operation of the Building, Landlord may terminate this Lease at its option. In either of such events, Landlord shall receive subject to the rights of Landlord’s first mortgagee (and Tenant shall assign to Landlord upon demand from Landlord), any income, rent, award or any interest thereon which may be paid in connection therewith. Tenant shall have no claim against Landlord for any part of the sums paid by virtue of such proceedings, whether or not attributable to the value of the unexpired Term. If a part of the Premises is Taken and neither party elects to terminate this Lease, but the Premises have been damaged as a consequence thereof, Landlord shall restore the remaining Premises at its cost. Landlord shall not be required to repair or restore any damage to Tenant’s property or any Alterations. Thereafter, the rent for the remainder of the Term shall be proportionately reduced, based on the degree of interference with Tenant’s use of the Premises. If the temporary use or occupancy of any part of the Premises is Taken, this Lease shall be unaffected by such taking and Tenant shall continue to pay all rent payable hereunder; Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises, and Landlord shall be entitled to receive that portion which represents the cost of restoration of the Premises.
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ARTICLE 9 RIGHTS OF PARTIES HOLDING PRIOR INTERESTS
9.1 Subordination.
          This Lease shall be subject and subordinate to the Development Site Lease Agreement dated July 19, 1994, entered into by Landlord’s predecessor-in-interest and Palm Beach County (the “Ground Lease”), attached hereto as Exhibit D, and to any mortgage now or hereafter placed on the Lot or Building, or both, or any portion or portions thereof, and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, increases, consolidations, replacements and extensions thereof and all substitutions therefor. This Section 9.1 shall be self-operative and no further instrument of subordination shall be required. In conformation of such subordination, Tenant shall execute and deliver promptly any certificate that Landlord or any mortgagee may request. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then, at the option of such mortgagee or successor, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its Landlord. Any mortgagee shall have the election to subordinate its mortgage to this Lease, exercisable by sending a notice of such election to Tenant, which notice may be recorded at the option of the mortgagee.
9.2 Modification, Termination, and Cancellation.
          No assignment of the Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to by Landlord’s mortgagees of record, if any. No fixed rent, additional rent, or any other charge shall be paid more than ten (10) days prior to the due date thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee) be a nullity as against any mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.
ARTICLE 10 MISCELLANEOUS
10.1 Financial Statements; Authority.
          (a) Prior to the execution hereof, Tenant shall provide Landlord with complete, audited financial statements. Tenant represents and warrants that such financial statements will be true, correct and complete when provided, and that no material adverse change to them will occur without Tenant giving Landlord written notice thereof. During the Term, Tenant agrees to provide to Landlord updated financial statements for the Tenant, in form reasonably acceptable to Landlord, upon request (but not more frequently than once per quarter.)
          (b) Tenant represents and warrants that those persons executing this Lease on Tenant’s behalf are duly authorized to execute and deliver this Lease on its behalf, and that this Lease is binding upon Tenant in accordance with its terms. If the Tenant is a corporation, each of the persons executing this instrument on behalf of the Tenant, hereby covenant and warrant that the Tenant is a duly existing and valid corporation and that the Tenant is qualified to do business in Florida.
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10.2 Notices.
     Any notice required or permitted under this Lease shall be in writing and delivered personally or sent by United States Certified Mail, postage prepaid, return receipt requested, or a nationally recognized overnight carrier, and addressed to the Landlord’s Address or Tenant’s Address, as the case may be. Any communication so addressed and delivered shall be deemed duly given upon proof of receipt or refusal of delivery. Either party may change its address by giving notice to the other.
10.3 No Waiver or Oral Modification.
     No provision of this Lease shall be deemed waived by Landlord or Tenant except by a signed written waiver. No consent to any act or waiver of any breach or default, express or implied, by Landlord or Tenant, shall be construed as a consent to any other act or waiver of any other breach or default. Landlord’s failure to enforce any covenant or condition of this Lease shall not be deemed a waiver thereof, and its failure to enforce any of the Rules and Regulations against Tenant or any other tenant in the Building shall not be deemed a waiver thereof. The receipt by Landlord of any rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. This Lease may not be changed or amended orally, but only by written instrument.
10.4 Acceptance of Partial Payments of Rent; Delivery of Keys.
     No acceptance by Landlord of a lesser sum than the annual Rent and additional rent then due shall constitute a waiver of any claim to the remaining balance nor be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided. The delivery of keys to any employee of Landlord or to Landlord’s agent or any employee thereof shall not operate as a termination of this Lease or surrender of the Premises.
     10.5 Cumulative Remedies.
     Landlord’s remedies under this Lease are cumulative and not exclusive of any other remedies to which Landlord may be entitled in case of Tenant’s breach or threatened breach of this Lease. Landlord shall be entitled to the remedies of injunction and specific performance with respect to any such breach.
10.6 Partial Invalidity.
     If any provision of this Lease, or the application thereof in any circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each provision hereof shall be valid and enforceable to the fullest extent permitted by law.
10.7 Self-Help.
     If Tenant fails to perform any obligation hereunder, Landlord may enter the Premises and perform it on Tenant’s behalf. In so doing, Landlord may make any payment of money or perform
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any other act. All sums so paid by Landlord, and all incidental costs and expenses, shall be considered additional rent under this Lease and shall be payable to Landlord immediately on demand, together with interest at the rate of the lesser of three (3) percentage points above the then prevailing prime rate or reference rate (“Prime Rate”) as set by The Chase Manhattan Bank (USA), N.A. in its main office in New York, New York or the maximum interest rate permitted by law.
10.8 Tenant’s Estoppel Certificate.
     Within twenty (20) days after written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying (a) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (b) the amount of Rent and the date to which Rent and additional rent have been paid in advance; (c) the amount of any security deposited with Landlord; and (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default, and (e) such other matters as may be reasonably requested by Landlord. Any such statement may be relied upon by a purchaser, assignee or lender. Tenant’s failure to execute and deliver such statement within the time required shall be a default under this Lease and shall also be conclusive upon Tenant that (1) this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) there are no uncured defaults in Landlord’s performance and Tenant has no right of offset, counterclaim or deduction against rent; and (3) not more than one month’s Rent has been paid in advance.
10.9 Waiver of Subrogation.
     Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents, and representatives of the other, on account of loss by or damage to the waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any insurance policy that either may have in force at the time of the loss or damage or would have been insured against under an insurance policy required to be maintained under the provisions of this Lease. Each party shall notify its insurers that the foregoing waiver is contained in this Lease.
10.10 All Agreements; No Representations.
     This Lease contains all of the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings between them with respect to such subject matter. Each party acknowledges that the other has made no representations or warranties of any kind except as may be specifically set forth in this Lease.
10.11 Brokerage.
     Landlord and Tenant each represents and warrants to the other that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation. In the event of any brokerage claims against Landlord or Tenant predicated on prior dealings with Tenant or Landlord as the case may be, Landlord and Tenant each agree to indemnify and hold harmless the other from any cost, expense, or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection
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with this Lease or its negotiation based upon a violation of the foregoing representations and warranties by either party.
10.12 Successors and Assigns.
     This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that only the original Landlord named herein shall be liable for obligations accruing before the beginning of the Term, and thereafter the original Landlord named herein and each successive owner of the Premises shall be liable only for obligations accruing during the period of their respective ownership.
10.13 Submission Not an Option.
     The submission of this Lease or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the Premises or an offer to lease, and it is not effective as a lease or otherwise until the execution by and delivery to both Landlord and Tenant.
10.14 Applicable Law.
     This Lease shall be construed and enforced in accordance with the laws of the State of Florida, without regard to its choice of law rules.
10.15 Waiver of Jury Trial.
     Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other, on or in respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant’s use or occupancy of the Premises, and/or claim of injury or damages.
10.16 Attorneys’ Fees.
     If either Landlord or Tenant institutes any action to enforce the provisions of this Lease or to seek a declaration of rights hereunder, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and court costs as part of any award.
10.17 Surrender.
     The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work as a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.
10.18 Holdover.
     If Tenant holds over in occupancy of the Premises after the expiration of the Term, Tenant shall become a tenant at sufferance only, at a rental rate equal to twice (200%) the Rent in effect at the end of the Term, plus the amount of Tenant’s additional rent, and otherwise subject to the terms and conditions herein specified, so far as applicable, and shall be liable for all damages sustained by Landlord on account of such holding over. This Section 10.18 shall not operate as a waiver of any right of reentry provided in this Lease, and Landlord’s acceptance of rent after
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expiration of the Term or earlier termination of this Lease shall not constitute consent to a holdover or result in a renewal. If Tenant fails to surrender the Premises upon the expiration of the Term or earlier termination despite demand by Landlord to do so, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including, without limitation, any claim made by any succeeding tenant resulting from such failure.
10.19 Late Payment.
     Tenant acknowledges that the late payment by Tenant to Landlord of any sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Therefore, if any Rent or other sum hereunder is not paid within five (5) days of the due date, Tenant shall pay to Landlord, as additional rent, the sum of five percent (5%) of the overdue amount as a late charge. The overdue amount, if not received within ten (10) days thereafter, shall also bear interest, as additional rent, at the lesser of the Prime Rate plus three percent (3%) or the maximum interest rate permitted by law, calculated from the date the late charge becomes due until the date of payment to Landlord. Landlord’s acceptance of any late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount.
10.20 Time of Essence.
     Time is of the essence of this Lease. In the event that the time for performance of any obligation hereunder, except the payment of Rent, falls on a day other than a business day, the time for performance shall be extended to the next business day. The term “business day” shall mean any day that is not a Saturday, Sunday or a state or federal holiday on which office businesses in Palm Beach, Florida are generally closed.
10.21 Force Majeure.
     If Landlord or Tenant is prevented from or delayed in performing any act required of it hereunder, and such prevention or delay is caused by strikes, labor disputes, inability to obtain labor, materials, or equipment, inclement weather, including, without limitation, winds, hurricanes and the like, acts of God, governmental restrictions, regulations, or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond such party’s reasonable control (collectively, “Force Majeure”), the performance of such act shall be excused for a period equal to the period of prevention or delay. Nothing in this section shall excuse or delay Tenant’s obligation to pay any rent or other charges due under this Lease.
10.22 Limitation On Liability.
     In consideration of the benefits accruing hereunder, Tenant hereby covenants and agrees that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:
     (a) The obligations of Landlord under this Lease do not constitute personal obligations of the trustees, individual partners, directors, officers or shareholders of Landlord, Landlord’s beneficiary or any constituent partner of Landlord’s beneficiary, and Tenant shall not seek recourse against the trustees, partners, directors, officers or shareholders of Landlord, Landlord’s beneficiary
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or any constituent partner of Landlord’s beneficiary or any of their personal assets for satisfaction of any liability with respect to this Lease;
     (b) Tenant’s sole and exclusive remedy shall be against the Landlord’s interest in the Property;
     (c) Neither Landlord’s beneficiary nor any constituent partner of Landlord’s beneficiary shall be sued, named as a party in any suit or action, or served with process therein (except if necessary to secure jurisdiction), and neither Landlord’s beneficiary nor any constituent partner of Landlord’s beneficiary shall be required to respond to any service of process;
     (d) No judgment will be taken against Landlord’s beneficiary nor any constituent partner of Landlord’s beneficiary, and no writ of execution will be levied against the assets of Landlord’s beneficiary or any such partner;
     (e) These covenants and agreements are enforceable both by Landlord and also by Landlord’s beneficiary, any constituent partner of Landlord’s beneficiary and shall bind Tenant and its successors and assigns.
10.23 Recording.
     Tenant agrees not to record this Lease.
10.24 Approval of Lease.
     The parties acknowledge and understand that this Lease is subject to, and shall not take effect, without the written approval of the Palm Beach County Board of County Commissioners (the “County”) pursuant to the Ground Lease and, in the event such approval is not obtained, this Lease shall be deemed to be void and of no force and effect whatsoever, without recourse to the parties hereto. Both parties shall promptly furnish any information reasonably required by the Board.
     EXECUTED as a sealed instrument in two or more counterparts on the day and year written below.

“Landlord”
CSC Applied Technologies LLC, a Delaware limited
liability company

February 22, 2007	/s/Stephen E. Johnson

Date
Name:	By:	Stephen E. Johnson

	Title:	Assistant Secretary

“Tenant”:
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Gulfstream International Airlines, Inc., a Florida
corporation

March 13, 2007	By:	/s/

Date
	Title:	Corp. Secretary
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EXHIBIT A-1
to Lease between
CSC Applied Technologies LLC
and
Gulfstream International Airlines, Inc.
FIRST FLOOR OF BUILDING
See Attached
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[DIAGRAM]
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EXHIBIT A-2
to Lease between
CSC Applied Technologies LLC
and
Gulfstream International Airlines, Inc.
APRON AREA
See Attached
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[DIAGRAM]
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EXHIBIT B
to Lease between
CSC Applied Technologies LLC
and
Gulfstream International Airlines, Inc.
[LOT DESCRIPTION]
See Attached
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[DIAGRAM]
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EXHIBIT C to
Lease between
CSC Applied Technologies LLC
and
Gulfstream International Airlines, Inc.
[FIRST FLOOR PASSENGER PROCESSING/OPERATIONS AREA]
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[DIAGRAM]
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